UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2022

Next Meats Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56167	85-4008709
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F 1-16-13 Ebisu Minami Shibuya-ku, Tokyo Japan	150-0022
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Page
Item 5.02 DEPARTURE OF DIRECTOR	2
Item 9.01 Exhibits	3
SIGNATURES	3

Note: “We”, “Us”, “The Issuer”, and or “The Company” refer to Next Meats Holdings, Inc., a Nevada Company.

5.02 departure of director

On July 12, 2022, Mr. Ryo Shirai resigned as the Company’s Chairman of the Board of Directors and as a Director. Mr. Shirai's resignations are a result of personal health issues.

The resignations of Mr. Ryo Shirai were not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

The Company does not have any current plans to replace any other individual in the capacities in which Mr. Ryo Shirai was previously serving as Chairman of the Board of Directors/ Director.

Effective upon Mr. Ryo Shirai’s resignations, the Company’s Board of Directors is decreasing from a total of three members to two members.

It should also be noted that on June 30, 2022, Ryo Shirai resigned from all of his positions with the Company’s wholly owned subsidiary, Next Meats Co., Ltd. These resignations were not the result of any disagreement with the Company, or Next Meats Co., Ltd., on any matter relating to either company’s operations, policies, or practices. The reasoning for his resignations were the same as already noted above.

Item 9.01 Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Meats Holdings, Inc.

Dated: July 13, 2022	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer